Exhibit 21


                   UniSource Energy Corporation Subsidiaries



                                               State or Other Jurisdiction
       Subsidiary                           of Incorporation or Organization
       ----------                           --------------------------------

Tucson Electric Power Company (TEP)					   Arizona

   Subsidiaries of TEP
   -------------------
   Escavada Company                                    Arizona
   Sabino Investing Inc.                               Delaware
   San Carlos Resources Inc.                           Arizona
   Santa Cruz Resources Inc.                           Delaware
   Sierrita Resources Inc.                             Delaware
   Tucson Resources Inc.                               Delaware
   Tucsonel Inc.                                       Arizona


Millennium Energy Holdings, Inc.					   Arizona

   Subsidiaries of Millennium Energy Holdings, Inc.
   ---------------------------------------------------
   Advanced Energy Technologies, Inc.                  Arizona
   Biomasa Generacion, S. de R.L. de C.V.              Honduras
   COPESA											   Panama
   Global Solar Energy, L.L.C.                         Arizona
   Global Solar Energy International Holdings		   Cayman Islands
   Global Solar Energy Technologies					   Mauritius
   MEH Corporation									   Arizona
   Nations BioGen Ltd.                                 Cayman Islands
   Nations Curacao Ltd.								   Cayman Islands
   Nations ECK, L.L.C.								   Delaware
   Nations Energy Corporation                          Arizona
   Nations Energy Holland Holding B.V.                 Netherlands
   Nations International Ltd.                          Cayman Islands
   Nations Kladno B.V.                                 Netherlands
   Nations Kladno II B.V.                              Netherlands
   Nations-Colorado Energy Corporation		           Delaware
   Nations Panama Energy Corporation				   Panama
   NEV California, L.L.C.							   Arizona
   NEV East, L.L.C.									   Arizona
   NEV Midwest, L.L.C.								   Arizona
   NEV Southwest, L.L.C.							   Arizona
   NEV Technologies, L.L.C.							   Arizona
   NEVTech Americas, L.L.C.							   Arizona
   NEVTech Pacifica, L.L.C.							   Arizona
   NEV Texas, L.L.C.								   Arizona
   New Energy Ventures, Inc. 						   Arizona
   Productos de Concreto Internacionales,
      S. de R.L. de C.V.							   Mexico
   Sentinel Concrete Utility Poles, L.L.C.			   Arizona
   Southwest Energy Solutions, Inc.                    Arizona
   Suministradora de Materiales Organicos,
      S.R.L. de C.V.								   Honduras
   SWPP International Ltd.                             Cayman Islands
   SWPP Investment Company                             Arizona